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                               FINANCING AGREEMENT
                               -------------------


                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)


                                       AND


                            MERRIMAC INDUSTRIES, INC.

                                  (AS BORROWER)


                             DATED: OCTOBER 8, 2003






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                                TABLE OF CONTENTS

SECTION 1.   DEFINITIONS.....................................................3

SECTION 2.   CONDITIONS PRECEDENT...........................................14

SECTION 3.   REVOLVING LOANS................................................18

SECTION 4.   TERM LOANS.....................................................21

SECTION 5.   LETTERS OF CREDIT..............................................22

SECTION 6.   COLLATERAL.....................................................23

SECTION 7.   REPRESENTATIONS, WARRANTIES AND COVENANTS......................32

SECTION 8.   INTEREST, FEES AND EXPENSES....................................33

SECTION 9.   POWERS.........................................................38

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.................................38

SECTION 11.  TERMINATION....................................................41

SECTION 12.  MISCELLANEOUS..................................................41

EXHIBIT
-------
Exhibit A - Form of Term Loan A Promissory Note
Exhibit B - Form of Term Loan B Promissory Note

SCHEDULES
---------
Schedule 1-1 Permitted Encumbrances
Schedule 1-2 Permitted Indebtedness
Schedule 6-4 Equipment to be Moved
Schedule 7-1 Collateral Information
Schedule 7.1-2 Schedule of Litigation

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THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, NY 10036 (hereinafter "CIT"), is pleased to confirm the terms and conditions under which CIT shall make revolving loans, term loans and other financial accommodations to, Merrimac Industries, Inc., a Delaware corporation with a principal place of business at 41 Fairfield Place, West Caldwell, NJ 07006 (herein the "Company").

SECTION 1. DEFINITIONS

ACCOUNTS shall mean all of the Company's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of the Company's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Company's trade names or styles, or through any of the Company's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Company; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

APPRAISED EQUIPMENT shall mean the Equipment appraised by the appraisal delivered to CIT pursuant to Section 2.1(u) hereof.

AVAILABILITY shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit and the Term Loans.

AVAILABILITY RESERVE shall mean the sum of: (a) (i) four (4) months rental payments or similar charges for any of the Company's leased premises or other Collateral locations for which the Company has not delivered to CIT a landlord's waiver in form and substance reasonably satisfactory to CIT, plus (ii) four (4) months estimated payments plus any other fees or charges owing by the Company to any applicable warehousemen or third party processor (as determined by CIT in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon: (x) delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Section 5.1 hereof; (c) a $250,000.00 reserve for potential environmental remediation of the New Jersey Property, provided that such reserve may be adjusted upon CIT's receipt of a Phase II environmental survey of such property from an environmental firm, and in form and substance, acceptable to CIT and (d) such other reserves as CIT deems necessary in its reasonable judgment as a result of (i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (ii) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets.

BORROWING BASE shall mean the sum of: (a) eighty-five percent (85%) of the Company's aggregate outstanding Eligible Accounts Receivable, provided, however, that if the then Dilution Percentage is greater than five percent (5%), then the rate of advance herein shall be reduced by the amount of such Dilution Percentage above five percent

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(5%); plus (b) one hundred percent (100%) of the amount of Cash Collateral, so long as the amount of the Cash Collateral is greater than or equal to $1,500,000.00 and CIT shall have a perfected first priority security interest in such Cash Collateral; less (c) the sum of (x) the Borrowing Block and (y) any applicable Availability Reserves.

BORROWING BLOCK shall mean the aggregate amount of $500,000.00; provided, however, that the Borrowing Block will be reduced to zero at such time as (i) the Company shall have achieved at least a 1.0 to 1.0 Fixed Charged Coverage Ratio for two consecutive Fiscal Quarters (as determined in CIT's sole discretion), (ii) CIT shall have received the Company's audited financial statements for the Fiscal Year ending January 3, 2004, and (iii) no Event of Default has occurred, unless such Event of Default has been waived in writing by CIT.

BUSINESS DAY shall mean any day on which CIT and JPMorgan Chase Bank are open for business.

CANADIAN SUBSIDIARY shall mean Filtran Microcircuits Inc., a Canadian corporation.

CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Company during such period on account of, property, plant, equipment or similar fixed assets that in conformity with GAAP, are required to be reflected in the balance sheet of the Company.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company's business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Company.

CARTER LOAN shall mean those certain loans made by the Company to Carter N. Mason evidenced by the Carter Notes.

CARTER NOTES shall mean those notes described in Schedule A-2 of the Collateral Assignment of Note.

CASH COLLATERAL shall mean the cash collateral pledged to CIT at closing as set forth in Section 2.1(j) and further described in Section 6.14.

CHASE BANK RATE shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

CHASE BANK RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

COLLATERAL shall mean, except as limited by Section 6.13 hereof, all real and personal property assets of the Company (both tangible and intangible), including but not limited to, all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, the New Jersey Property and Other Collateral. It is understood and agreed that none of the assets of Holdings or the Foreign Subsidiaries constitute Collateral.

COLLATERAL ASSIGNMENT OF NOTE shall mean that certain Collateral Assignment of Promissory Note dated of even date herewith given by the Company in favor of CIT.

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COLLATERAL MANAGEMENT FEE shall mean the sum of $18,000.00, which shall be paid to CIT in accordance with Section 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

COLLECTION DAYS shall mean one (1) Business Day to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Company's Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Section 8.1 of this Financing Agreement.

COMMITMENT LETTER shall mean the Commitment Letter, dated September 4, 2003, issued by CIT to, and accepted by, the Company.

CONSOLIDATED BALANCE SHEET shall mean a consolidated or compiled, as applicable, balance sheet for the Company and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and its consolidated subsidiaries, showing all eliminations of inter-company transactions, including a balance sheet for the Company exclusively, all prepared in accordance with GAAP.

COPYRIGHTS shall mean all of the Company's present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

COSTA RICAN SUBSIDIARY shall mean Multi-Mix Microtechnologies SRL, an entity formed under the laws of Costa Rica.

CURRENT ASSETS shall mean those assets of the Company which, in accordance with GAAP, are classified as current.

CURRENT LIABILITIES shall mean those liabilities of the Company which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in Section 8.1 hereof) plus the Chase Bank Rate, or the applicable increment over the LIBOR Rate (as set forth in Section 8.15 hereof) plus the LIBOR Rate, which CIT shall be entitled to charge the Company on all Obligations due CIT by the Company, as further set forth in Section 10.2 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean each of the Blocked Accounts, the Lock Box Accounts and any other collection accounts, which are subject to CIT's instructions, as specified in Section 3.4 of this Financing Agreement.

DILUTION PERCENTAGE shall mean, as of any time of calculation, the sum of the Company's credits, claims, allowances, discounts, write-offs, contras, off-sets and deductions, divided by the sum of Trade Accounts Receivable, all calculated on a rolling ninety (90) day average, as determined and calculated by CIT from time to time.

DOCUMENTATION FEE shall mean (a) all reasonable expenses incurred in connection with or by CIT's legal counsel (including without limitation any in-house legal counsel of CIT in negotiating, documenting, preparing for and attending a closing with respect to this Financing Agreement, the Collateral, and/or Obligations (all exclusive of Out-of-Pocket Expenses), plus (b) subsequent to the Closing Date, the reasonable fees of CIT's legal counsel,

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whether or not in-house legal counsel, relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations (all exclusive of Out-of-Pocket Expenses).

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall: (a) mean the fee CIT is entitled to charge the Company in the event the Company terminates the Revolving Line of Credit or this Financing Agreement on a date prior to fourteen (14) days before an Anniversary Date; and (b) be determined by multiplying the Revolving Line of Credit by (x) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one-half of one percent (0.50%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to fourteen (14) days before an Anniversary Date.

EBITDA shall mean, in any period, all earnings of the Company and the Costa Rican Subsidiary on a consolidated basis for said period before all (a) interest and tax obligations, and (b) depreciation and amortization, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Company, but excluding the effect of extraordinary or non-recurring gains or losses for such period and any Impairment Charge.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation to CIT's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are either (x) secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America and as to which CIT has a first priority perfected security interest by "control" as contemplated by the UCC or (y) subject to a guarantee duly executed by the Export-Import Bank of the United States ("EX-IM BANK") on terms acceptable to CIT (together with all amendments, modifications and supplements thereto, the "EX-IM BANK GUARANTEE") and the Company shall have entered into any and all agreements required under the Ex-Im Bank Guarantee, which such Ex-Im Bank Guarantee and other agreements executed in connection therewith shall at all times be in full force and effect; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date or sixty (60) days from due date; (iv) contra accounts; (v) sales to any subsidiary, or to any company affiliated with the Company in any way, other than E.I. DuPont de Nemours and Company ("Dupont"), but only so long as DuPont does not increase its ownership percentage above such percentage as exists on the Closing Date and the Accounts generated from sales to DuPont comply with all other requirements for eligibility hereunder; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) sales to any customer and/or its affiliates to the extent such sales exceed at any one time twenty percent (20%) or more of all Eligible Accounts Receivable; provided that such percentage shall be thirty percent (30%) with respect to sales to

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Raytheon Company, Northrop Grumman Corporation, The Boeing Company, Lockheed
Martin Corporation, Infineon Technologies North America, General Dynamics Corporation and BAE Systems North America and/or their respective affiliates (only the amount exceeding such applicable percentage shall be ineligible); (x) pre-billed receivables and receivables arising from progress billing; (xi) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xii) sales not payable in United States currency; (xiii) any other reasons deemed necessary by CIT in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT; (xiv) Accounts or any agreements, purchase orders, invoices, proof of shipment or delivery or any other document or information in connection therewith that are subject to any Government Limitations, unless as otherwise determined by CIT in it its sole discretion, or arise from or are part of an Excluded Contract; and (xv) sales to DuPont and its affiliates unless CIT has received a no-offset letter from DuPont in form and substance satisfactory to CIT.

EQUIPMENT shall mean all of the Company's present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EUROCURRENCY RESERVE REQUIREMENTS for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to CIT and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by CIT and/or any such lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

EXCLUDED CONTRACT shall have the meaning provided for in Section 6.13(b) of this Financing Agreement.

EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer and Secretary of the Company.

FISCAL QUARTER shall mean, with respect to the Company, each thirteen (13) week period ending within three (3) days of March 31, June 30, September 30 and December 31 of each Fiscal Year.

FISCAL YEAR shall mean each 52 or 53 week period ending within three (3) days of December 31.

FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period and with respect to the Company and the Costa Rican Subsidiary on a consolidated basis, the ratio determined by dividing EBITDA for such period by the sum of (a) all interest obligations paid or due for such period, (b) the amount of scheduled principal repaid or scheduled principal to be repaid on the Term Loans and any Subordinated Debt for such period, (c) non-financed Capital Expenditures actually incurred during such period, and (d) all federal, state and local income tax expense due and payable for such period.

FLEET shall have the meaning provided for in Section 2.1(q) of this Financing Agreement.

FOREIGN SUBSIDIARIES shall mean each of the Canadian Subsidiary and the Costa Rican Subsidiary.

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GAAP shall mean generally accepted accounting principles in the United States of
America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting principles and procedures as applied as of the Closing Date, the Company shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

GENERAL INTANGIBLES shall mean all of the Company's present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs,
(c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between the Company and any licensee of any of the Company's General Intangibles.

GOVERNMENT DISCLOSURE REGULATIONS shall mean federal and/or state government statutes and regulations governing the treatment, handling, access to and disclosure of classified information, including without limitation the Department of Defense Industrial Security Manual.

GOVERNMENT LIMITATIONS shall mean the Government Disclosure Regulations, the Government Property Handling Requirements and/or the Government Receivables and Account Requirements.

GOVERNMENT PROPERTY HANDLING REQUIREMENTS shall mean federal and/or state government statutes and regulations governing the handling of government inventory and materials, including without limitation the Department of Defense Regulation Federal Acquisition Supplement 245.604(4).

GOVERNMENT RECEIVABLES AND ACCOUNT REQUIREMENTS shall mean federal and/or state government statutes and regulations governing the assignment and disposition of receivables and accounts owed by federal or state government agencies, including without limitation the Assignment of Claims Act, as amended (31 U.S.C. 3727, 41 U.S.C. 15 and Federal Acquisition Regulation 32.8).

GUARANTY shall mean the guaranty document executed and delivered by any Guarantor guaranteeing the Obligations.

GUARANTOR shall mean any party hereafter executing a Guaranty.

HOLDINGS shall mean 508790 N.B, Inc., a Canadian corporation.

HOLDINGS LOAN shall mean the intercompany loan from the Company to Holdings described in Schedule A-1 of the Collateral Assignment of Note.

IMPAIRMENT CHARGE shall mean any charge(s) relating to the valuation of the long-term assets located at the New Jersey Property or the Costa Rican Subsidiary and/or goodwill associated with the Canadian Subsidiary, determined in accordance with GAAP, and which is non-cash and non-recurring.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

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INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

INTERCOMPANY LOANS shall have the meaning ascribed in Section 7.9 of this Financing Agreement.

INTEREST PERIOD shall mean:

     (a) with respect to any initial request by the Company for a LIBOR Loan, a one month, two month, three month or six month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three or six months thereafter, as applicable; and

     (b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Company, any one month, two month, three month or six month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as applicable;

     provided that, the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

     (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

     (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JPMorgan Chase Bank quotes an applicable rate or CIT determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by JPMorgan Chase Bank or CIT will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

INVENTORY shall mean all of the Company's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVESTMENT PROPERTY shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.

LETTERS OF CREDIT shall mean all documentary and standby letters of credit issued with the assistance of CIT in accordance with Section 5 hereof by the Issuing Bank for or on behalf of the Company.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CIT to the Issuing Bank of the Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

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LETTER OF CREDIT GUARANTY FEE shall mean the fee CIT may charge the Company under Section 8.3 of this Financing Agreement for: (a) issuing a Letter of Credit Guaranty, and/or (b) otherwise aiding the Company in obtaining Letters of Credit, all pursuant to Section 5 hereof.

LETTER OF CREDIT SUB-LINE shall mean the commitment of CIT to assist the Company in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $750,000.00.

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at CIT's election (i) the applicable LIBOR quoted to CIT by JPMorgan Chase Bank (or any successor thereof), or (ii) the rate of interest determined by CIT at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by CIT) will be the rate used; divided by
(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR LENDING OFFICE shall mean, with respect to CIT the office of JPMorgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by CIT and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

LINE OF CREDIT shall mean the aggregate commitment of CIT to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement (b) assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (c) make Term Loans pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $9,250,000.00.

LINE OF CREDIT FEE shall: (A) mean the fee due CIT at the end of each month for the Line of Credit, and (B) be determined by multiplying the difference between
(i) the Revolving Line of Credit and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for said month, by one-half of one percent (0.50%) per annum for the number of days in said month.

LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Notes, the Control Agreement, the mortgages and/or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

LOAN FACILITY FEE shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of Section 8.7 of this Financing Agreement in the amount of $69,375.00 ($34,687.50 of which was earned and paid upon execution of the Commitment Letter, and the remaining $34,687.50 shall be payable upon execution of this Financing Agreement), which fee is fully earned and payable as of the Closing Date.

LOCK BOX TRIGGER shall mean the occurrence of a Default or an Event of Default or such time as Availability is less than $1,000,000.00 (with all debts and obligations of the Company being current, and all payables being handled in the normal course of the Company's business and consistent with its past practice).

NET WORTH shall mean, at any date of determination, an amount equal to (a) Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Company.

NEW JERSEY PROPERTY shall mean the real property of the Company located at 41 Fairfield Place, West Caldwell, NJ 07006.

OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by CIT to the Company or to others for the Company's account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties and Term Loans); any and all indebtedness and obligations which may at any time be owing by the Company to CIT howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Company's Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by the Company under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Company and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of the Company's operations, premises or waste disposal practices or sites in accordance with
Section 7.7 hereof; the Company's liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; the Company's liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Company's account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for the Company's account and benefit; and any and all indebtedness, liabilities or obligations of every kind, nature and description owing by the Company to any affiliate of CIT.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property (provided that Investment Property consisting of stock of Holdings and the Costa Rican Subsidiary shall be limited to 65% of the capital stock of such entities, respectively); all cash and other monies and property in the possession or control of CIT including, without limitation, the Cash Collateral; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CIT's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: appraisals conducted relating to any of the Collateral, the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks and CIT's standard fees relating thereto, any amounts paid by, incurred by or charged to, CIT by the Issuing Bank under a Letter of Credit Guaranty or the Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CIT's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of CIT's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Section 10.3 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

OVERADVANCE RATE shall mean a rate equal to one-half of one percent (.50%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8.1(a) of this Financing Agreement.

OVERADVANCES shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder (other than the Term Loans) exceed (b) the Borrowing Base.

PATENTS shall mean all of the Company's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Company, and all income, royalties, cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean: (a) liens that are listed on Schedule 1-1 attached hereto; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Company in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by the Company of its business or property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; (g) liens granted CIT by the Company; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CIT); (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Section
7.6 hereof; (j) liens on unexpired insurance premiums relating to insurance payment options; (k) Government Limitations which in the reasonable business judgment of CIT do not materially and adversely affect the value of the Collateral; and (l) (i) for one hundred twenty (120) days after the Closing Date, the liens of Fleet in the cash on deposit thereat for purposes of covering payment of outstanding checks reflected as outstanding balances in the Company's accounts payable and payroll account at Fleet in an initial aggregate amount not to exceed $300,000; provided that such aggregate amount shall not exceed $50,000 on and after sixty (60) days after the Closing Date, and (ii) the liens of Fleet in the cash received by Fleet referenced in clauses (ii) and (iii) of the last paragraph of that certain payoff letter dated on or about the date hereof among Fleet, the Company and CIT (the "Payoff Letter"), so long as, in each case (i.e., (l)(i) and (l)(ii)), Fleet wires to the Blocked Account all amounts specified in the Payoff Letter.

PERMITTED INDEBTEDNESS shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes, labor or director and officer liability insurance; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; and (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in Schedule 1-2 attached hereto.

PREPAYMENT PREMIUM shall: (a) mean the amount due CIT by the Company upon any voluntary prepayment, in whole or in part, of the Term Loans and (b) be computed by multiplying the amount so prepaid by: (i) three percent

(3%) if such prepayment occurs on or before the expiration of one (1) year from the Closing Date; (ii) two percent (2%) if such prepayment occurs after one (1) year from the Closing Date but on or before the expiration of two (2) years from the Closing Date; and (iii) one-half of one percent (0.50%) if such prepayment occurs after two (2) years from the Closing Date and prior to fourteen (14) days before an Anniversary Date.

PROCESSOR LETTER shall have the meaning provided for in Section 3.3(i) of this Financing Agreement.

PROMISSORY NOTES shall mean the notes, in the form of Exhibits A and B attached hereto, delivered by the Company to CIT to evidence the Term Loans pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $100,000.00 in any Fiscal Year.

REAL ESTATE shall mean the Company's fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CIT or its designee, including, without limitation, the New Jersey Property.

REVOLVING LINE OF CREDIT shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Company, in the aggregate amount of $5,000,000.00.

REVOLVING LOAN ACCOUNT shall mean the account on CIT's books, in the Company's name, in which the Company will be charged with all Obligations under this Financing Agreement.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by CIT pursuant to Section 3 of this Financing Agreement.

SOLVENT shall mean, with respect to the Company on a particular date, that on such date (a) the fair value of the tangible and intangible property of the Company is greater than the total amount of liabilities, including contingent liabilities, of the Company; (b) the present fair salable value of the tangible and intangible assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as it becomes absolute and mature; (c) the Company does not intend to, nor does it believe (or reasonably should have believed) that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (d) the Company is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which the Company's property would constitute an unreasonably small capital or would be considered unreasonably small in relation to such business or transaction. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the net present value of the amount which can be reasonably be expected to become an actual or matured liability.

SUBORDINATED DEBT shall mean the debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Company to CIT.

SUBORDINATING CREDITOR shall mean any party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean the agreement (in form and substance satisfactory to CIT) among the Company, a Subordinating Creditor and CIT pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Company's Obligations to CIT.

TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Company with respect to its business, operations, Collateral or otherwise.

TERM LOAN PROMISSORY NOTE A shall mean the promissory note in the form of Exhibit A hereto executed by the Company to evidence Term Loan A made by CIT under Section 4 hereof.

TERM LOAN PROMISSORY NOTE B shall mean the promissory note in the form of Exhibit B hereto executed by the Company to evidence Term Loan B made by CIT under Section 4 hereof.

TERM LOANS shall mean the term loans in the respective principal amounts of $1,500,000.00 (herein "TERM LOAN A") and $2,750,000.00 (herein "TERM LOAN B")
made by CIT pursuant to, and repayable in accordance with, the provisions of
Section 4 of this Financing Agreement.

TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of the Company's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Company's business.

TRADEMARKS shall mean all of the Company's present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York; provided, however, in the event that, by reason of mandatory provisions of law, the attachment, perfection or priority of CIT's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2.   CONDITIONS PRECEDENT

     2.1 The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

     (A) LIEN SEARCHES - CIT shall have received tax, judgment, litigation, bankruptcy and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by the Company or where any of the Collateral may be located.

     (B) CASUALTY INSURANCE - The Company shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7.5 of this Financing Agreement.

     (C) UCC FILINGS - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each United States jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

     (D) BOARD RESOLUTION - CIT shall have received a copy of the resolutions of the (i) Board of Directors of the Company authorizing a special committee (the "Special Committee") of the Board of Directors to authorize the execution, delivery and performance of this Financing Agreement and any related agreements, and (ii) the Special Committee of the Board of Directors authorizing the execution, delivery and performance of this Financing Agreement and any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (E) CORPORATE ORGANIZATION - CIT shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of the state of its organization, (ii) a copy of the By-Laws of the Company certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof and (iii) a Certificate of Good Standing from the state of the Company's organization, together with a certificate from every state where the Company is required to be registered to do business.

     (F) OFFICER'S CERTIFICATE - CIT shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

     (G) OPINIONS - Counsel for the Company shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: this Financing Agreement, and all other Loan Documents of the Company are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Company is a signatory or by which the Company or its assets are bound.

     (H) ABSENCE OF DEFAULT - No Default or Event of Default shall have occurred and other than an Impairment Charge, no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Company.

     (I) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company, or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Company or its assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company.

     (J) CASH COLLATERAL. - Company shall have pledged and delivered to CIT at least $1,500,000 in Cash Collateral as collateral security for the Obligations.

     (K) CASH BUDGET PROJECTIONS - CIT shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by the Company on the form provided by CIT.

     (L) PLEDGE AGREEMENT - Company shall (i) execute and deliver to CIT a pledge and security agreement pledging to CIT as additional collateral for the Obligations of the Company not less than (x) 100% of the issued and outstanding stock of all subsidiaries of the Company (excluding the Foreign Subsidiaries and Holdings) and (y) 65% of the issued and outstanding stock of Holdings and the Costa Rican Subsidiary and (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

     (M) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Company and CIT.

     (N) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

     (O) EXAMINATION & VERIFICATION - An independent auditor chosen by CIT, but paid for by the Company or CIT (as CIT shall determine) shall have completed, to CIT's satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of the Company which examination shall indicate that, after giving effect to all Revolving Loans, Letters of Credit and other advances and extensions of credit to be made at closing (excluding the Term Loans), the Company shall have an opening additional Availability of at least $1,250,000, as evidenced by a Borrowing Base certificate delivered by the Company to CIT as of the Closing Date, all as more fully required by the CIT Commitment Letter. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.

     (P) DEPOSITORY ACCOUNTS - The Company shall have established a system of Blocked Accounts and/or Lock Box Accounts, as the case may be, and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Company, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.

     (Q) EXISTING REVOLVING CREDIT AGREEMENT - The Company's existing credit agreement with Fleet National Bank (the "FLEET") shall be: (i) terminated; (ii) all loans and obligations of the Company thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans and Term Loans to be made under this Financing Agreement; and (iii) all liens or security interests in favor of Fleet on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

     (R) MORTGAGES/DEEDS OF TRUST - The Company shall have executed and delivered to CIT, an agent of CIT or to a title insurance company acceptable to CIT, such mortgages and/or deeds of trust as CIT may reasonably require to obtain first liens on the Real Estate.

     (S) TITLE INSURANCE POLICIES - CIT shall have received, in respect of each mortgage or deed of trust, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to CIT; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CIT; (iii) name CIT as the insured thereunder; and (iv) contain such endorsements and effective coverage as CIT may reasonably request, including, without limitation, the revolving line of credit endorsement. CIT shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

     (T) SURVEYS - CIT and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "TITLE INSURANCE COMPANY") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to CIT and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to CIT and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall
(x) be certified to CIT and the Title Insurance Company and (y) contain a legend reciting as to whether or not the site is located in a flood zone.

     (U) APPRAISALS - CIT shall have received and reviewed satisfactory appraisals on the Company's Appraised Equipment and the New Jersey Property, which appraisals: (i) shall be by an appraiser acceptable to CIT, and (ii) shall indicate (x) a net orderly liquidation value of not less than $1,851,000 with respect to the Appraised Equipment, and (y) and quick sale value of not less than $3,920,000 with respect to the New Jersey Property.

     (V) ENVIRONMENTAL REPORT - CIT shall have received environmental audit reports on (i) all of the Company's leasehold and fee interests, and (ii) the Company's waste disposal practices. The reports must (x) be satisfactory to CIT and (y) not disclose or indicate any material liability (real or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by Company.

     (W) SCHEDULES - The Company or its counsel shall provide CIT with schedules of: (a) any of the Company's (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed and (d) Permitted Encumbrances, all of the foregoing, as set forth in Schedule 7-1 and in form and substance satisfactory to CIT.

     (X) DUE DILIGENCE - CIT shall have satisfactorily completed its business, environmental and legal due diligence of the Company and its operations, including, without limitation, (i) review of the Company's existing sales contracts, (ii) review of all existing financing agreements of the Company's direct and indirect subsidiaries and (iii) receipt of a satisfactory credit reference from Fleet.

     (Y) CIT COMMITMENT LETTER - The Company shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of the CIT Commitment Letter.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Company and CIT shall otherwise agree in writing.

     2.2 Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

     (A) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

     (B) NO DEFAULT - No Default that has not been cured or Event of Default that has not been waived in writing by CIT shall have occurred on such date or after giving effect to the extension of credit requested to be made on such date.

     (C) BORROWING BASE - Except as may be otherwise agreed to from time to time by CIT and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Company will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Company and CIT shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS

     3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to CIT's right to make "OVERADVANCES"), to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of CIT no later than (i) 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT's sole discretion and subject to any additional terms CIT deems necessary.

     3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts and Inventory, the Company will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation, daily schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to CIT, and, subject to Government Disclosure Regulations and Government Receivables and Accounts Requirements, such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, the Company shall provide, upon CIT's request, CIT with copies of agreements with, subject to Government Disclosure Regulations and Government Receivables and Accounts Requirements, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require, subject to Government Disclosure Regulations and Government Receivables and Accounts Requirements. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CIT to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

     3.3 The Company hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Company in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and the customers of the Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Section 3.5. The Company confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by the Company when due, subject to Section 7.6 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. The Company hereby further represents and warrants that (i) it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise; provided that the Company may provide Inventory and/or Equipment to its Foreign Subsidiaries for finishing work consistent with its past practices; provided, further, that CIT has received on or before the Closing Date a processor letter ("Processor Letter") from each Foreign Subsidiary in form and substance satisfactory to CIT, and (ii) its Inventory is marketable to its customers in the ordinary course of business of the Company, except as it may otherwise report in writing to CIT pursuant to Section 3.5 hereof from time to time and except for any Inventory subject of an Impairment Charge. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have (a) a material adverse effect on the business of the Company, or (b) an adverse effect on the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of the Company will reflect CIT's interest in the Accounts and Inventory. All of the books and records of the Company will be available to CIT at normal business hours, including any records handled or maintained for the Company by any other company or entity, subject to Government Disclosure Regulations and Government Receivables and Accounts Requirements.

     3.4 (a) Until CIT advises the Company to the contrary after the occurrence of an Event of Default, the Company shall at its own expense, and in the ordinary course of its business, enforce the terms of the Accounts, the terms governing the remittance and payment of proceeds of the other Collateral, and direct that all amounts owing on the foregoing be subject to and remitted in accordance with the terms of Section 3.4(b) and/or 3.4(c), as the case may be. Any checks, cash, credit card sales and receipts, notes, payments, proceeds or other instruments or property received by the Company with respect to any Collateral, including Accounts, shall be held by the Company in trust for CIT, separate from the Company's own property and funds, and promptly after receipt thereof, turned over to CIT with proper assignments or endorsements by deposit into the applicable Depository Account.

     (b) Until such time as CIT notifies the Company otherwise, the Company shall establish and maintain, in its name and at its expense, deposit accounts with such banks as are acceptable to CIT (the "BLOCKED ACCOUNTS") into which the Company shall promptly cause to be deposited: (i) all proceeds of Collateral received by the Company, including all amounts payable to the Company from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Company at each of its locations. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "BLOCKED ACCOUNT AGREEMENTS"), providing that, among other things, (a) all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, (b) the depository bank has no lien upon, or right of set off against the Blocked Accounts and (c) any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. The Company hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Accounts, Inventory or other Collateral or otherwise (together with all funds and proceeds received by the Company in trust for CIT), shall be the property of CIT.

     (c) Following the occurrence of a Lock Box Trigger and until such time as the Lock Box Trigger is waived in writing by CIT, the Company will, at its expense as CIT requests, direct that all remittances and all other proceeds of Accounts and other Collateral be sent to a post office box designated by and/or in the name of CIT (the "LOCK BOX"), and deposited into a deposit account with JPMorgan Chase Bank or such other financial institution reasonably satisfactory to CIT (the "LOCK BOX ACCOUNTS") and the banks at which the Lock Box Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "LOCK BOX AGREEMENTS") under arrangements therewith reasonably satisfactory to CIT providing that, among other things, (i) all cash, checks and items received or deposited in the Lock Box Accounts are the property of CIT, (ii) that the depository bank has no lien upon, or right of set off against the Lock Box Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Lock Box Account Agreements and (iii) automatically, on a daily basis, the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Lock Box Accounts to such bank account as CIT may from time to time designate for such purpose. In furtherance of the foregoing, the Company shall (i) execute such Lock Box Agreements and other Depository Account agreements as CIT shall specify and (ii) indicate on all of its invoices that payments shall be remitted to such Lock Box. The Company hereby confirms and agrees that all amounts deposited in such Lock Box Accounts and any other funds received and collected by CIT, whether as proceeds of Accounts, Inventory or other Collateral or otherwise (together with all funds and proceeds received by the Company in trust for CIT), shall be the property of CIT.

     (d) Subject to Collection Days, all amounts received by CIT in payment of Accounts or other Collateral will be credited to the Company's Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT's bank account in New York, New York on the Business Day of such advice if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

     3.5 The Company agrees to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its Inventory, in its daily and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time; and (b) promptly of any such matters which
(i) are material, as a whole, to the Accounts and/or the Inventory, or (ii) which adversely affect the value of any Account or Inventory in an amount of $25,000 or more. The Company agrees to issue credit memoranda promptly (with duplicates to be immediately forwarded to CIT) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CIT's name (as secured party) and held by the Company for CIT's account.

     3.6 CIT shall maintain a Revolving Loan Account on its books in which the Company will be charged with all loans and advances made by CIT to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Company. The Company will be credited with all amounts received by CIT from the Company or from others for the Company's account, including, as above set forth, all amounts received by CIT in payment of Accounts and other Collateral, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CIT's right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

     3.7 After the end of each month, CIT shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     3.8 In the event that any requested advance exceeds Availability or that
(a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or
(y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to CIT immediately upon CIT's demand therefor.

SECTION 4. TERM LOANS

     TERM LOAN A

     4.1 The Company hereby agrees to execute and deliver to CIT Term Loan Promissory Note A, to evidence Term Loan A to be extended by CIT.

     4.2 Upon receipt of such Term Loan Promissory Note A, CIT hereby agrees to extend to the Company Term Loan A.

     4.3 The principal amount of Term Loan A shall be repaid to CIT by the Company by sixty (60) equal consecutive monthly principal installments of $25,000.00 each, whereof the first installment shall be due and payable on November 3, 2003 and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full, subject to acceleration and payment in full, as more fully set forth in Section 4.7.

     TERM LOAN B

     4.4 The Company hereby agrees to execute and deliver to CIT Term Loan Promissory Note B, to evidence Term Loan B to be extended by CIT.

     4.5 Upon receipt of such Term Loan Promissory Note B, CIT hereby agrees to extend to the Company Term Loan B.

     4.6 The principal amount of Term Loan B shall be repaid CIT by the Company by eighty-four (84) equal consecutive monthly principal installments of $32,738.00 each, whereof the first installment shall be due and payable on November 3, 2003 and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full, subject to acceleration and payment in full, as more fully set forth in Section 4.7.

     ADDITIONAL PROVISIONS FOR TERM LOANS

     4.7 In the event this Financing Agreement or the Line of Credit is terminated by either CIT or the Company for any reason whatsoever, the Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Note A, the Term Loan Promissory Note B or this Financing Agreement.

     4.8 The Company may prepay at any time, at its option, in whole or in part, the Term Loans, provided that on each such prepayment, the Company shall pay:
(a) accrued interest on the principal so prepaid to the date of such prepayment and (b) the Prepayment Premium, if any.

     4.9 Each prepayment (whether voluntary or mandatory) shall be applied as follows: first to the Prepayment Premium, if any, then to any unpaid expenses, charges or fees due and owing to CIT, then to accrued but unpaid interest, and thereafter to installments of principal in their inverse order of maturity.

     4.10 The Company hereby authorizes CIT to charge its Revolving Loan Account with the amount of all Obligations owing under this Section 4 as such amounts become due. The Company confirms that any charges which CIT may so make to its Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CIT's discretion.

SECTION 5. LETTERS OF CREDIT

     In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank, the Company has requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CIT's credit to the Company and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below.

     5.1 Within the Revolving Line of Credit and Availability, CIT shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. CIT's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CIT's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to CIT, the Issuing Bank and the Company, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of Inventory suppliers. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

     5.2 CIT shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CIT under the Letters of Credit Guaranty at the earlier of (a) payment by CIT under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1 of this Financing Agreement.

     5.3 The Company unconditionally indemnifies CIT and holds CIT harmless from any and all loss, claim or liability incurred by CIT arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CIT under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Company agrees that any charges incurred by CIT for the Company account by the Issuing Bank shall be conclusive on CIT, absent manifest error, and may be charged to the Company's Revolving Loan Account.

     5.4 CIT shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company.

     5.5 The Company agrees that any action taken by CIT, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not result in any liability whatsoever of CIT to the Company. In furtherance thereof, CIT shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Company. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Company's instructions with respect thereto, CIT may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without CIT's express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived in writing by CIT, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

     5.6 The Company agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that CIT may at any time request will be promptly furnished. In connection herewith, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

     5.7 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CIT shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. COLLATERAL

     6.1 As security for the prompt payment and performance in full of all Obligations, the Company hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its assets (except as limited by Section 6.13 below), including without limitation, all of its:

     (a) Accounts;

     (b) Inventory;

     (c) General Intangibles;

     (d) Documents of Title;

     (e) Other Collateral;

     (f) Equipment;

     (g) Real Estate;

     (h) Pledged Account; and

     (i) All proceeds and products, whether tangible or intangible, of all of the foregoing, including proceeds of insurance covering any or all of the foregoing.

     6.2 The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is owned or hereafter acquired by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner, finance lessee or conditional vendee;

     (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

     (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

     6.3 The Company agrees to safeguard, protect and hold all Inventory for CIT's account and make no disposition thereof except in the ordinary course of its business of the Company, as herein provided, and except as permitted in
Section 3.3(i) hereof. The Company represents and warrants that Inventory will be sold and shipped by the Company to its customers only in the ordinary course of the Company's business, and then only on open account and on terms currently being extended by the Company to its customers, provided that, absent the prior written consent of CIT, the Company shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Company hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT. Irrespective of CIT's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, the Company hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose or transfer, in accordance with Section 10.3 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT.

     6.4 The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT's security interest. Any sale, exchange or other disposition of any Equipment shall be made by the Company only with CIT's prior written consent. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything contained herein to the contrary, the Company may send the Equipment listed in Schedule 6.4 to its Costa Rican Subsidiary so long as (i) no Default or Event of Default then exists, and
(ii) the Costa Rican Subsidiary has signed and delivered a Processor Letter to CIT.

     6.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     6.6 Notwithstanding CIT's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT's rights hereunder.

     6.7 Any balances to the credit of the Company and any other property or assets of the Company in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

     6.8 The Company owns or has the right to use all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and the Company shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights and enforcing and policing its General Intangibles. The Company shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Company and its subsidiaries as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Company shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Company shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. The Company hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT. The Company hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including trade names, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, subject to Government Disclosure Regulations and Government Receivables and Accounts Requirements, for the sole purpose, upon the occurrence of an Event of Default and until waived in writing by CIT, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT's lien and perfection in any General Intangibles.

     6.9 This Financing Agreement and the obligation of the Company to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

     6.10 The Company shall give to CIT from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as CIT shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CIT.

     6.11 The Company agrees that all chattel paper created by the Company will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc. Further assignment of this chattel paper violates the rights of The CIT Group/Business Credit, Inc."

     6.12 The Company shall promptly notify CIT if the Company acquires a commercial tort claim (as defined in the UCC) and shall take such actions as CIT shall request in order to grant to CIT a perfected and first priority security interest in such commercial tort claim and the proceeds thereof.

     6.13 Notwithstanding anything in this Agreement to the contrary, CIT's pledge and grant of a lien upon and security interest in the Company's assets is subject to the following limitations:

     (a) with respect to the Company's Investment Property consisting of stock of Holdings and the Costa Rican Subsidiary, such grant, lien and security interest shall be limited to 65% of the capital stock of such entities, respectively;

     (b) with respect to each item of Collateral constituting an agreement, contract, instrument, license or permit of the Company, such item shall be subject to the security interest created hereunder and constitute Collateral for all purposes of this Agreement only to the extent that the granting of such security interest does not, under the terms of such agreement, contract, instrument, license or permit, or as provided by applicable law, cause any default under or termination of such agreement, contract, instrument, license or permit, or the loss of any material right of the Company thereunder, provided that the exclusion of such items of Collateral, taken as a whole, will not materially reduce the aggregate value of the Collateral, taken as a whole (the excluded agreements, contracts, instruments, licenses or permits of the Company shall be referred to individually as an "Excluded Contract" and collectively as the "Excluded Contracts"); and

     (c) with respect to the Company's Instruments consisting of the Carter Notes, such Carter Notes shall be excluded from the definition of Collateral.

     6.14 The Cash Collateral may be commingled with, and need not be segregated from, CIT's general funds. The Company hereby acknowledges and agrees that (i) CIT will, within ten (10) days of the Closing Date, purchase one or more certificates of deposit with the Cash Collateral (the "Certificate of Deposit "), and (ii) CIT will not be responsible for breakage costs or other fees or penalties (collectively, "Breakage Costs") associated with redemption of the Certificate of Deposit prior to the stated maturity date thereof after the occurrence of an Event of Default which has not been waived in writing by CIT and/or in connection with the Company's payment of the Obligations upon termination of the Financing Agreement. Interest shall be payable on the Cash Collateral at a rate equal to the rate actually earned by CIT on the Certificate of Deposit, and shall be credited to the Revolving Loan Account within a reasonable time after receipt of the same by CIT; provided that after an Event of Default has occurred and until such Event of Default has been waived in writing by CIT, interest shall accrue and be applied as set forth herein. After all Obligations have been paid and satisfied in full and this Financing Agreement has been terminated, CIT shall deliver to the Company the Cash Collateral and accrued but unpaid interest thereon, less Breakage Costs, to the extent the Cash Collateral and accrued interest thereon was not applied to satisfy the Obligations.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1 The Company warrants and represents that: (i) Schedule 7-1 hereto correctly and completely sets forth the Company's (A) state of organization or formation, (B) exact legal name in such state of organization or formation (C) chief executive office, (D) Collateral locations, (E) Trademarks, Patents, Copyrights and tradenames, (F) the Company's subsidiaries and (G) all the other information listed on said Schedule; (ii) (a) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 7-1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral which can be perfected by filing and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral, and (b) after execution and delivery of the stock pledge agreement, stock certificates and stock powers referenced in Section 2.1(l) hereof, such stock pledge agreement creates a valid, perfected and first priority security interest in 65% of the capital stock of Holding and the Coast Rican Subsidiary and the security interests granted herein and therein constitute and shall at all times constitute the first and only liens on such Collateral, and (c) after execution and delivery the Blocked Account Agreement referenced in Section 3.4(b) hereof, such Blocked Account Agreement creates a valid, perfected and first priority security interest in the Depository Account subject thereof and the security interests granted herein and therein constitute and shall at all times constitute the first and only liens on such Collateral;
(iii) except for the Permitted Encumbrances, the Company is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Company will, at its expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Company will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; (vi) that the Equipment does not comprise a part of the Inventory of the Company; (vii) the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company except as otherwise permitted in this Financing Agreement; and (viii) except as described on Schedule 7.1-2 attached hereto, the Company is not party to or, to its best knowledge, threatened with, any litigation, suit, action, investigation (whether civil or criminal), proceedings or controversy before any Court, administrative agency or other governmental authority and the Company is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental instrumentality or in any material respect under any regulation of any administrative agency or governmental instrumentality.

     7.2 The Company agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. The Company agrees that CIT or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto, subject to Government Disclosure Regulations and Government Receivables and Accounts Requirements. The Company irrevocably authorizes all accountants and third parties to disclose and deliver directly to CIT, at the Company's expense, all financial statements and information, books, records, work papers, management reports and other information generated by them or in their possession regarding the Company and/or the Collateral, subject to Government Disclosure Regulations and Government Receivables and Accounts Requirements.. The Company agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, will cooperate with CIT in connection with obtaining appropriate landlord, mortgagee and/or bailee waivers in form and substance satisfactory to CIT. The Company is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

     7.3 The Company agrees to: (a) execute and deliver to CIT, from time to time, solely for CIT's convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral and (b) provide CIT, on request, but no more frequently than semi-annually, an environmental audit report on its leasehold and fee interests, and its waste disposal practices, which report shall be (i) at the Company's expense and otherwise acceptable to CIT and (ii) not disclose or indicate any material liability (real or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by the Company. The Company's failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.

     7.4 The Company agrees to comply with the requirements of all state and federal laws (and with respect to pledged stock, all applicable foreign laws) in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Company to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Company agrees to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

     7.5(A) The Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CIT may require to fully protect CIT's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT, premiums prepaid or with premiums paid in accordance with payment options provided by the insurer, consistent with past practices, with the loss payable endorsement in CIT's favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CIT may arrange for such insurance, but at the Company's expense and without any responsibility on CIT's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (B)(I) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Company's Revolving Loan, and then the Term Loans. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as CIT may elect;

     (II) In the event any part of the Company's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, CIT shall promptly apply such Proceeds to reduce the Company's outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of Default, CIT may apply Insurance Proceeds to the Obligations in such manner as CIT may deem advisable in its sole discretion;

     (III) In the event any part of the Company's Real Estate or Equipment is damaged by fire or other casualty, and the Insurance Proceeds is greater than $100,000.00, CIT may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as CIT may reasonably elect; and

     (IV) Notwithstanding anything contained in this Section 7.5(b) to the contrary, if the amount of any such Insurance Proceeds is less than $25,000, and absent the occurrence of an Event of Default which has not been waived in writing by CIT, the Company may keep and retain such $25,000.

     7.6 The Company agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Company or the Collateral unless such Taxes are being diligently contested in good faith by the Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT's opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Company shall immediately pay such tax and remove the lien of record. If the Company fails to do so promptly, then at CIT's election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgment, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Company's behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

     7.7 The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Company, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT's reasonable opinion, materially and adversely effect CIT's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company; and (c) shall not be deemed to have breached any provision of this
Section 7.7 if (i) the failure to comply with the requirements of this Section
7.7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within (30) days following the Company's receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

     7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CIT shall have otherwise consented in writing, the Company will furnish to CIT:
(a) within ninety (90) days after the end of each Fiscal Year of the Company or within the applicable time period permitted under Rule 12b-25 ("Rule 12b-25") of the Securities and Exchange Act of 1934, as amended, not to exceed 105 days after the end of such Fiscal Year, the Company's Form 10-KSB for such year in the form filed with the Securities and Exchange Commission, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of each the Company and its consolidated subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to CIT; (b) within forty five (45) days after the end of each Fiscal Year of the Company or within the applicable time period permitted under Rule 12b-25, not to exceed fifty (50) days after the end of such Fiscal Quarter, the Company's Form 10-QSB for such period in the form filed with the Securities and Exchange Commission, a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and its consolidated subsidiaries, certified by an authorized financial or accounting officer of the Company; (c) within thirty
(30) days after the end of each month, a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and (d) from time to time, such further information regarding the business affairs and financial condition of the Company and its consolidated subsidiaries as CIT may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to CIT. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Company has not received any notice of cancellation with respect to its property insurance policies; (C) the Company has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, the Company agrees that, without the prior written consent of CIT, except as otherwise herein provided, the Company will not:

     (A) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Company's Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

     (B) Incur or create any Indebtedness other than the Permitted Indebtedness;

     (C) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Company's assets, which do not constitute Collateral; provided that nothing contained herein shall prevent the Company from forgiving all or a portion of the Carter Loan;

     (D) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, except that the Company may change its corporate name or address; provided that: (i) the Company shall give CIT thirty (30) days prior written notice thereof and (ii) the Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

     (E) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (F) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding;

     (G) Other than the Carter Loan and the Holdings Loan that exist on the Closing Date, make any advance or loan to, or any investment in, any firm, entity, person, direct or indirect subsidiary or corporation, or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation; provided, however, that the Company may only make intercompany loans or advances (individually an "INTERCOMPANY LOAN" and collectively the "INTERCOMPANY LOANS") to the Costa Rican Subsidiary so long as and to the extent that (i) the Costa Rican Subsidiary shall have executed and delivered to the Company a revolving demand note (an "INTERCOMPANY NOTE") to evidence any such Intercompany Loan owing at any time by the Costa Rican Subsidiary to the Company in an amount not to exceed $7,400,000, unless otherwise mutually agreed upon between the Company and CIT, which Intercompany Note shall be in form and substance satisfactory to CIT and shall be pledged to CIT as additional security hereunder; (ii) the Company shall record all Intercompany Loans on its books and records in a manner satisfactory to CIT; (iii) at the time any such Intercompany Loan is made by the Company to the Costa Rican Subsidiary and after giving effect thereto, the Company shall be Solvent; (iv) the

         Company is not and would not otherwise be in default of any of its Obligations under this Financing Agreement after giving effect to any such proposed Intercompany Loan; (v) the Company shall have Availability after giving effect to each such Intercompany Loan and
         (vi) CIT (in its sole discretion) has determined that the financial performance of the Costa Rican Subsidiary is consistent with the financial projections provided to CIT by the Company on or prior to the Closing Date; and

     (H) Pay any management, consulting or other similar (non-legal) fees to any person, corporation or other entity affiliated with the Company, other than to (i) DuPont in connection with development, manufacturing or distribution activities related to the Company's business in an amount not to exceed $160,000 per Fiscal Year, (ii) Career Consultants, Inc. and SK Associates in connection with executive searches and other human resource services to the Company in an amount to exceed $120,000 per Fiscal Year, and (iii) Arthur Oliner in connection with technology-related consulting services in an amount not to exceed $40,000 per Fiscal.

     7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall:

     (a) maintain at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending January 3, 2004, a Fixed Charge Coverage Ratio of not less than
1.0 to 1.0, calculated on: (i) a three month basis for the Fiscal Quarter ending January 3, 2004; (ii) a six month basis for the Fiscal Quarter ending April 3, 2004; (iii) a nine month basis for the Fiscal Quarter ending July 3, 2004; and
(iv) a rolling twelve month basis for the Fiscal Quarter ending October 2, 2004 and for each Fiscal Quarter thereafter.

     (b) without the prior written consent of CIT, the Company will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any Fiscal Year in the aggregate amount in excess of (i) $300,000.00 for the fourth quarter of the current Fiscal Year, and (ii) $1,200,000.00 for the Fiscal Year ending January 1, 2005 and for each Fiscal Year thereafter.

     7.11 The Company agrees to advise CIT in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Company's Working Capital; and (b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CIT with copies of all such notices if so required.

     7.12 The Company hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and
(b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on the Company's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of

Obligations which may be due hereunder. CIT may, in its sole business judgment, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

     7.13 Without the prior written consent of CIT or as otherwise permitted hereunder, the Company agrees that it will not enter into any transaction (including, without limitation, any purchase, sale, lease, loan or exchange of property) with any subsidiary or affiliate of the Company, provided that, except as otherwise set forth in this Financing Agreement, the Company may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of the Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to the Company than the Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

     7.14 The Company is Solvent both before and after giving effect to (a) the Revolving Loans, the Term Loans and the Letters of Credit to be made or extended on the Closing Date or such other date as the Revolving Loans, the Term Loans and Letters of Credit requested hereunder are made or extended, (b) the disbursement of the proceeds of such Revolving Loans, Term Loans and Letters of Credit pursuant to the instructions of the Company and (c) the payment and accrual of all transaction costs in connection with the foregoing.

     7.15 From time to time, but not more frequently than annually (provided the Company is not in default) as requested by CIT, at the sole expense of the Company, the Company will have updated appraisals performed on the Appraised Equipment by independent appraisers acceptable to CIT. If any updated appraisals shall indicate that eighty percent (80%) of the appraised net orderly liquidation value (the "UPDATED NOLV ") of the Appraised Equipment is less than the then-outstanding principal balance due under the Term Loan A, then at CIT's discretion, the Company shall make prepayments against such Term Loan A so that the outstanding principal balance due thereon is not more than the Updated NOLV.

     7.16 From time to time, but not more frequently than annually (provided the Company is not in default) as requested by CIT, at the sole expense of the Company, the Company will have updated appraisals performed on the New Jersey Property by independent appraisers acceptable to CIT. If any updated appraisals shall indicate that seventy percent (70%) of the appraised quick sale value (the "UPDATED QSV") of the New Jersey Property is less than the then-outstanding principal balance due under the Term Loan B, then at CIT's discretion, the Company shall make prepayments against such Term Loan B so that the outstanding principal balance due thereon is not more than the Updated QSV.

     7.17 The aggregate value of the stock owned by the Company in other companies (other than its subsidiaries) does not exceed $10,000 as of the Closing Date. At such time, if any, that the aggregate value thereof exceeds $10,000, the Company will pledge such stock to CIT pursuant to a stock pledge agreement in form and substance substantially the same as delivered by the Company to CIT on the Closing Date.

SECTION 8. INTEREST, FEES AND EXPENSES

     8.1 (A) Interest on the Revolving Loans shall be payable monthly as of the end of each month in an amount equal to the Chase Bank Rate plus one-half of one percent (.50%) per annum on the average of the net balances owing by the Company to CIT in the Revolving Loan Account at the close of each day during such month. In the event of any change in the Chase Bank Rate for such Chase Bank Rate Loans, the rate hereunder for such Chase Bank Rate Loans shall change, as of the date of such change, so as to remain one-half of one percent (.50%) above the Chase Bank Rate. The Chase Bank Rate hereunder shall be calculated based on a 360-day year. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

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

     (B) Notwithstanding any provision to the contrary contained in this Section 8, in the event that the sum of (i) the outstanding Revolving Loans and (ii) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Sections 3 and 5 of this Financing Agreement or
(y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by CIT at the request of the Company (herein "REQUESTED OVERADVANCES"), for any one
(1) or more days in any month, or (B) for any other reason whatsoever (herein "OTHER OVERADVANCES") and such Other Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

     (C) Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

     8.2 (A) Interest on Term Loan A shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity. The Term Loans (or any portion thereof) that are Chase Bank Rate Loans shall be charged in an amount equal to the Chase Bank Rate plus one percent (1%) per annum. In the event of any change in the Chase Bank Rate for such Chase Bank Rate Loans, the rate hereunder shall change, as of the date of such change, so as to remain one percent (1%) above the Chase Bank Rate. The Chase Bank Rate shall be calculated based on a 360-day year. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full. The Term Loans (or any portion thereof) that are not designated LIBOR Loans pursuant to the terms of this Section 8, shall be deemed to be Chase Bank Rate Loans.

     (B) Interest on Term Loan B shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity. The Term Loans (or any portion thereof) that are Chase Bank Rate Loans shall be charged in an amount equal to the Chase Bank Rate plus one percent (1%) per annum. In the event of any change in the Chase Bank Rate for such Chase Bank Rate Loans, the rate hereunder shall change, as of the date of such change, so as to remain one percent (1%) above the Chase Bank Rate. The Chase Bank Rate shall be calculated based on a 360-day year. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full. The Term Loans (or any portion thereof) that are not designated LIBOR Loans pursuant to the terms of this Section 8, shall be deemed to be Chase Bank Rate Loans.

     8.3 In consideration of the Letter of Credit Guaranty of CIT, the Company shall pay CIT the Letter of Credit Guaranty Fee which shall be an amount equal to (a) one percent (1%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) three percent (3%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

     8.4 Any and all charges, fees, commissions, costs and expenses charged to CIT for the Company's account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by CIT, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on CIT.

     8.5 The Company shall reimburse or pay CIT, as the case may be, for: (a) all Out-of-Pocket Expenses, (b) any applicable Documentation Fee; and (c) without the payment of such constituting a waiver by CIT of a Default or Event of Default hereunder, a non-refundable fee of $500.00 for each document or report requested by, but not promptly delivered, to CIT.

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

     8.6 Upon the last Business Day of each month, commencing on October 31, 2003, the Company shall pay to CIT (i) the Line of Credit Fee, and (ii) interest on the Collection Days. Interest will be computed at the rate, and in the manner, set forth in Section 8.1 of this Financing Agreement.

     8.7 To induce CIT to enter into this Financing Agreement and to extend to the Company the Revolving Loan, Letters of Credit Guaranties and the Term Loans, the Company shall pay to CIT the Loan Facility Fee.

     8.8 On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to CIT an annual Collateral Management Fee, which shall be deemed fully earned when due (and payable in monthly installments of $1,500.00, due and payable on the first Business Day of each month).

     8.9 The Company shall pay CIT's standard charges and fees for CIT's personnel used by CIT for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Collateral Management Fee and any Out-of-Pocket Expenses). As of the date hereof, the per diem fee charged for personnel in connection with any of the foregoing is $850.00 per person, provided, however, that the per diem rate is subject to change in CIT's sole discretion.

     8.10 The Company hereby authorizes CIT to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CIT may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CIT's discretion.

     8.11 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT's or such participant's capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT's or such participant's for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Section 8.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this
Section 8 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this Section to the contrary, in the event CIT or such participant has exercised its rights pursuant to this Section, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Company by CIT or such participant, as applicable.

     8.12 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (A) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

     (B) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (C) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Company shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this Section to the contrary, in the event CIT or such participant has exercised its rights pursuant to this Section, and subsequent thereto determine that the additional amounts paid by the Company in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Company by CIT or such participant, as applicable.

     8.13 For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution, which may become a participant or co-lender subsequent to the Closing Date.

     8.14 The Company may request LIBOR Loans on the following terms and conditions:

     (a) The Company may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any Term Loan (or, subject to the below conditions, a portion thereof) made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans that are Term Loans (or, subject to the below conditions, a portion thereof) to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving CIT at least three (3) Business Days prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Company elect to convert Chase Bank Rate Loans that are Term Loans (or, subject to the below conditions, a portion thereof) to LIBOR Loans, it shall give CIT at least four Business Days prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Term Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more. The aggregate amount of all such LIBOR Loans shall not exceed $3,000,000 at any one time outstanding. CIT shall be entitled to charge the Company a $500 fee upon the first effective day of any such election for a LIBOR Loan.

     (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Company so notifies CIT, at least three (3) Business Days prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three or six month period. Notwithstanding anything to the contrary

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

contained herein, CIT (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if CIT (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

     (c) The Company may request a LIBOR Loan, convert any Term Loans to a Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

     8.15 (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus three and one quarter percent (3.25%).

     (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

     (c) The Company may not have more than four (4) LIBOR Loans outstanding at any given time.

     8.16 (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360-day year and shall be payable as of the end of each month.

     (b) CIT shall, at the request of the Company, deliver to the Company a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Section 8.15.

     8.17 As further set forth in paragraph 8.12 above, in the event that CIT (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed loan that the Company has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, CIT shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by CIT, no further LIBOR Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

     8.18 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

     8.19 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CIT to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Company hereby agrees promptly to pay CIT, upon demand, any additional amounts necessary to compensate CIT for any costs incurred by CIT in making any conversion in accordance with this Section 8 including, but not limited to, any

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

interest or fees payable by CIT to lenders of funds obtained by CIT in order to make or maintain LIBOR Loans hereunder.

     8.20 The Company agrees to indemnify and to hold CIT (including any participant ) harmless from any loss or expense which CIT or such participant may sustain or incur as a consequence of: (a) Default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by CIT or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Section 8.14 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Company in making any prepayment after the Company had given notice to CIT thereof. The determination by CIT of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CIT's calculations thereof in reasonable detail, shall be conclusive on the Company in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though CIT had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that CIT may fund each of the LIBOR Loans in any manner CIT sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CIT shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Company (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CIT may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CIT may elect in its reasonable business judgment. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

     8.21 Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "REGULATORY CHANGE" shall mean, with respect to CIT, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including CIT of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CIT either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of CIT which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CIT so elects by notice to the Company, the obligation of CIT to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

     8.22 For purposes of this Financing Agreement and Section 8 hereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9. POWERS

     The Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

     (d) To request from customers indebted on Accounts at any time, in the name of the Company, in the name of certified public accountant designated by CIT or in the name of CIT's designee, information concerning the amounts owing on the Accounts;

     (e) To transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Company's account; and

     (f) To take or bring, in the name of CIT or the Company, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

     (a) cessation of the business of the Company or of any Guarantor or the calling of a meeting of the creditors of the Company or of any Guarantor for purposes of compromising the debts and obligations of the Company or any Guarantor;

     (b) the failure of the Company or of any Guarantor to generally meet its debts as they mature;

     (c) (i) the commencement by the Company or by any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against the Company or any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Company or of any Guarantor, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company or any Guarantor shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by the Company's or any Guarantor's subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against the Company's or any Guarantor's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company's or any Guarantor's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

     (d) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in Subsection (e) below) or in any other written agreement between the Company or CIT, provided that such Default by the Company of any of the warranties, representations or covenants referred in this clause (d) shall be deemed to be an Event of Default only if such Default has not been cured to CIT's satisfaction within a period of ten (10) days from the date of such breach;

     (e) breach by the Company of any warranty, representation or covenant of
         Section 3.3 (other than the fourth sentence of Section 3.3) and Section 3.4; Section 6.3 and Section 6.4 (other than the first sentence of Section 6.4); Sections 7.1, 7.5, 7.6 and 7.8 through 7.16 hereof;

     (f) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

     (g) the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this Subsection (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

     (h) without the prior written consent of CIT and, except as permitted in the Subordination Agreement, the Company shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt;

     (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Company having a principal amount in excess of $250,000;

     (j) Mason N. Carter ceases for any reason whatsoever (other than as a result of death or disability) to be actively engaged in the management of the Company;

     (k) if any Guarantor dies or terminates its respective Guaranty or otherwise fails to perform any of the terms of the Guaranty, all prior to termination of this Financing Agreement and payment in full of all Obligations; or

     (l) any judgment or judgments aggregating in excess of $100,000.00 or any injunction or attachment is obtained or enforced against the Company or any Guarantor and which remains unstayed for more than ten (10) Business Days.

     10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in CIT's sole discretion and the obligation of CIT to make Revolving Loans, and/or open Letters of Credit and provide Letters of Credit Guaranties shall cease unless such Default is cured to CIT's satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by
CIT: (A) all Obligations shall become immediately due and payable; (B) CIT may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, and (C) CIT may immediately terminate this Financing Agreement upon notice to the Company; provided, however, that, upon the occurrence of an Event of Default listed in Section 10.1(c), this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

     10.3 Immediately upon the occurrence of any Event of Default and until such time as such Event of Default is waived in writing, CIT may, to the extent permitted by law and Government Limitations: (A) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Company or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CIT; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (D) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Company or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this Section shall not effect commercial reasonableness of the sale. The Company agrees, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Company or elsewhere and to make available to CIT the premises and facilities of the Company for the purpose of CIT's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Company shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Company hereby indemnifies CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Company, the Company as debtor-in-possession, any secured or unsecured creditors of the Company, any trustee or receiver in bankruptcy, or otherwise), and the Company hereby agrees to so indemnify and hold CIT harmless, absent CIT's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to CIT on the Real Estate shall govern the rights and remedies of CIT thereto.

SECTION 11. TERMINATION

     Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Company at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Section 10.1(c) of this Financing Agreement, this Financing Agreement shall terminate in accordance with Section 10.2. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to CIT, provided that the Company pays to CIT immediately on demand an Early Termination Fee and/or the Prepayment Premium, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full, at which time CIT, at the sole cost and expense of the Company, will provide all reasonably necessary releases and/or terminations statements in order to release and terminate all such rights, liens and security interests. If there are any monies remaining in the Revolving Loan Account after all Obligations have been paid and satisfied in full and the Financing Agreement has been terminated, CIT will promptly remit the amount thereof to the Company.

SECTION 12. MISCELLANEOUS

     12.1 The Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Company and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Company and CIT; and shall bind and benefit the Company and CIT and their respective successors and assigns, except that Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of CIT.

     12.3 In no event shall the Company, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This Section shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 THE COMPANY AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from the Company with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Company for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Company from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

     (A) if to CIT, at:

               The CIT Group/Business Credit, Inc.
               1211 Avenue of the Americas
               New York, NY  10036
               Attn: Regional Credit Manager - Merrimac Industries, Inc. Fax No.: (212) 536-1297

With a courtesy copy of any material notice to CIT's counsel at:

               Stradley, Ronon, Stevens & Young, LLP
               2600 One Commerce Square
               Philadelphia, PA  19103
               Attention: Michael Bonner, Esquire
               Fax No.: (215) 564-8120

     (B) if to the Company at:

               Merrimac Industries, Inc.
               41 Fairfield Place
               West Caldwell, NJ 07006
               Attention: Robert Condon, Chief Financial Officer
               Fax No.: (973) 882-5981

With a courtesy copy of any material notice to the Company's counsel at:

               Katten Muchin Zavis Rosenman
               575 Madison Avenue
               New York, New York  10022
               Attn: Eric M. Lerner, Esquire
               Fax No.: (212) 940-6455

provided, however, that the failure of CIT to provide the Company's counsel with a copy of such notice shall not invalidate any notice given to the Company and shall not give the Company any rights, claims or defenses due to the failure of CIT to provide such additional notice.

     12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at New York, New York, by their proper and duly authorized officers as of the date first set forth above.

MERRIMAC INDUSTRIES, INC.                THE CIT GROUP/BUSINESS CREDIT, INC.


By: /s/ Robert V. Condon                 By: /s/ Robert E. Chimenti
    --------------------                     ----------------------
Name:  Robert V. Condon                  Name:  Robert E. Chimenti
Title:  Chief Financial Officer          Title:  AVP
and Vice Presiden, Finance

                                    EXHIBIT A
                                    ---------

                           TERM LOAN PROMISSORY NOTE A
                           ---------------------------



October 8, 2003
$1,500,000.00

FOR VALUE RECEIVED, the undersigned, Merrimac Industries, Inc., a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") at its office located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) in sixty (60) equal consecutive monthly principal installments of $25,000.00 each, whereof the first such installment shall be due and payable on November 3, 2003 and subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full, subject to the payment and acceleration provisions set forth in the last paragraph of this Note.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement, of even date herewith between the Company and CIT (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Term Loan Promissory Note A referred to in the Financing Agreement, evidences the Term Loan A thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CIT, immediately due and payable as provided in the Financing Agreement.


                                              MERRIMAC INDUSTRIES, INC

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT B
                                    ---------

                           TERM LOAN PROMISSORY NOTE B
                           ---------------------------



                                                                 October 8, 2003
$2,750,000.00

FOR VALUE RECEIVED, the undersigned, Merrimac Industries, Inc., a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") at its office located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($2,750,000.00) equal consecutive monthly principal installments of $32,738.00 each, whereof the first such installment shall be due and payable on November 3, 2003 and subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full, subject to the payment and acceleration provisions set forth in the last paragraph of this Note.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement, of even date herewith between the Company and CIT (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Term Loan Promissory Note B referred to in the Financing Agreement, evidences the Term Loan B thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CIT, immediately due and payable as provided in the Financing Agreement.


                                                MERRIMAC INDUSTRIES, INC

                                                By:
                                                    ----------------------------
                                                Name:
                                                Title: